Exhibit 99.1

ONCOCYTE REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS

-nearing manufacturing start up of first KITTED product-

May 11, 2023

IRVINE, Calif., May 11, 2023 (GLOBE NEWSWIRE) — Oncocyte Corporation (Nasdaq: OCX), a precision diagnostics company, today reported financial results for the first quarter 2023, ended March 31, 2023.

First Quarter 2023 and Recent Highlights:

●	Completed an equity capital raise of $13.86 million from the sale and issuance of common stock to strengthen the balance sheet and further support the Company’s product portfolio.

●	Implemented additional cost cutting initiatives to accelerate our transition to a capital-light business model based on commercializing kitted product versions of our novel diagnostic tests.

●	Published a peer-reviewed article in Clinical Cancer Research on the results of a study applying DetermaIO™ to samples collected from the randomized Phase II AtezoTRIBE clinical trial in metastatic colorectal cancer.

●	Presented five abstracts at the Annual Meeting of the American Association for Cancer Research.

○	Four explored the tumor microenvironment and its potential implications for therapeutic response, leveraging the expertise and technology behind DetermaIO.

○	One abstract highlighted exciting study results applying DetermaCNI to metastatic pancreatic cancer.

●	Completed sale of 70% of ownership interest in Razor Genomics.

“In the first quarter we completed the major steps in committing the company to a kitted product driven commercial model,” said Josh Riggs, CEO. “Our novel diagnostic tests have continued to generate compelling clinical data in studies that strongly suggest superiority to currently marketed diagnostic tests that generate hundreds of millions of dollars of revenue. And our development team is making rapid progress getting kitted versions of our tests to market. As a result of our new capital-light business plan, our strong clinical data, and our steady progress toward market, we raised $13.86 million in April from the sale and issuance of our common stock to existing and new investors who share our long-term vision to create value for both patients and shareholders.”

First Quarter 2023 Financial Results

Consolidated revenues for the three months ended March 31, 2023, were approximately $0.7 million, a 50% decrease compared to the first quarter of 2022. Excluding DetermaRx revenue, the continuing operations revenue was $0.3 million for the three months ended March 31, 2023.

Consolidated cost of revenues for the three months ended March 31, 2023, was approximately $0.8 million, a 59% decrease compared from same period in 2022.

Net consolidated operating income for the three months ended March 31, 2023, was $2.9 million, compared to consolidated operating loss of $9.4 million, an increase of $12.3 million from the same period in the prior year.

Research and Development expenses for the first quarter of 2023 were $2.8 million compared to $5.1 million, a decrease of $2.3 million from the same period a year ago. The decrease is primarily due to the decrease in CLIA laboratory expenses and clinical trial expenses in the three months ended March 31, 2023.

The General and Administrative expenses for the first quarter of 2023 were $3.7 million compared to $5.7 million from the same period in the prior year, a decrease of $2.0 million.

Sales and Marketing expenses in the quarter were $1.2 million compared to $3.2 million from the same period in the prior year; a decrease of $2.0 million year over year, primarily attributable to the decrease in product development and commercialization efforts of DetermaRx due to the sale of Razor Genomics during the first quarter of 2023.

For Oncocyte’s complete financial results for the first quarter ended March 31, 2023, see the Company’s Quarterly Form 10-Q filed with the Securities and Exchange Commission on May 12, 2023 .

Webcast and Conference Call Information

Oncocyte will host a conference call to discuss the first quarter 2023 financial results prior to the market open on Thursday, May 11, 2023 at 6:00 a.m. Pacific Time / 9:00 a.m. Eastern Time.

Participants may access the live call via telephone by dialing (877) 317-6789 for domestic callers or (412) 317-6789 for international callers. Once dialed in ask to be joined to the Oncocyte Corporation call. The live webcast of the call may be accessed by visiting the “Events & Presentation” section of the Company’s website at https://investors.oncocyte.com.

About Oncocyte

Oncocyte is a precision diagnostics company. The Company’s tests are designed to help provide clarity and confidence to physicians and their patients. DetermaIO™ is a gene expression test that assesses the tumor microenvironment to predict response to immunotherapies. VitaGraft™ is a blood-based solid organ transplantation monitoring test, and pipeline test DetermaCNI™ is blood-based monitoring tool for monitoring therapeutic efficacy. For more information, visit www.oncocyte.com

DetermaIO™, DetermaCNI™, and VitaGraft™ are trademarks of Oncocyte Corporation.

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “may,” and similar expressions) are forward-looking statements. These statements include those pertaining to, among other things, the expected commercialization of our kitted tests and our progress toward market, and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, the potential impact of COVID-19 on Oncocyte or its subsidiaries’ financial and operational results, risks inherent in the development and/or commercialization of diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of Oncocyte’s third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, potential interruptions to supply chains, the need and ability to obtain future capital, maintenance of intellectual property rights in all applicable jurisdictions, obligations to third parties with respect to licensed or acquired technology and products, the need to obtain third party reimbursement for patients’ use of any diagnostic tests Oncocyte or its subsidiaries commercialize in applicable jurisdictions, and risks inherent in strategic transactions such as the potential failure to realize anticipated benefits, legal, regulatory or political changes in the applicable jurisdictions, accounting and quality controls, potential greater than estimated allocations of resources to develop and commercialize technologies, or potential failure to maintain any laboratory accreditation or certification. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of Oncocyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in Oncocyte’s Securities and Exchange Commission (SEC) filings, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Oncocyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

ONCOCYTE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2023	2022
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,803	$19,993
Accounts receivable, net of allowance of $172 and $154, respectively	1,901	2,012
Marketable equity securities	553	433
Prepaid expenses and other current assets	970	977
Assets held for sale	421	-
Current assets of discontinuing operations	-	2,121
Total current assets	15,648	25,536

NONCURRENT ASSETS
Right-of-use and financing lease assets, net	2,021	2,088
Machinery and equipment, net, and construction in progress	6,403	8,763
Intangible assets, net	56,661	61,633
Restricted cash	1,700	1,700
Other noncurrent assets	367	371
TOTAL ASSETS	$82,800	$100,091

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,395	$1,253
Accrued compensation	2,227	1,771
Accrued expenses and other current liabilities	2,374	3,839
Accrued severance from acquisition	2,314	2,314
Accrued liabilities from acquisition	109	109
Right-of-use and financing lease liabilities, current	775	815
Current liabilities of discontinuing operations	236	2,005
Total current liabilities	9,430	12,106

NONCURRENT LIABILITIES
Right-of-use and financing lease liabilities, noncurrent	2,550	2,729
Contingent consideration liabilities	27,355	45,662

TOTAL LIABILITIES	39,335	60,497

COMMITMENTS AND CONTINGENCIES

Series A Redeemable Convertible Preferred Stock, no par value; stated value $1,000 per share; 6 shares issued and outstanding at March 31, 2023; aggregate liquidation preference of $6,182 and $6,091 as of March 31, 2023 and December 31, 2022, respectively	5,532	5,302

SHAREHOLDERS’ EQUITY
Preferred stock, no par value, 5,000 shares authorized; no shares issued and outstanding	-	-
Common stock, no par value, 230,000 shares authorized; 119,279 and 118,644 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	295,533	294,929
Accumulated other comprehensive income	43	39
Accumulated deficit	(257,643)	(260,676)
Total shareholders’ equity	37,933	34,292
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$82,800	$100,091

ONCOCYTE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2023	2022

Net revenue	$297	$380

Cost of revenues	265	105
Cost of revenues – amortization of acquired intangibles	22	28
Gross margin	10	247

Operating expenses:
Research and development	2,127	2,007
Sales and marketing	695	266
General and administrative	3,412	5,647
Change in fair value of contingent consideration	(18,307)	(4,656)
Impairment loss from intangible assets	4,950	-
Loss on disposal and held for sale assets	1,335	-
Total operating (income) expenses	(5,788)	3,264

Income (loss) from operations	5,798	(3,017)

OTHER INCOME (EXPENSES), NET
Interest expense, net	(10)	(30)
Unrealized gain (loss) on marketable equity securities	121	(330)
Other income (expenses), net	50	(36)
Total other income (expenses), net	161	(396)

INCOME (LOSS) BEFORE INCOME TAXES	5,959	(3,413)

Income (loss) from continuing operations	5,959	(3,413)
Loss from discontinuing operations	(2,926)	(6,878)

NET INCOME (LOSS)	3,033	(10,291)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON STOCKHOLDERS: BASIC	4,899	(3,413)
NET LOSS FROM DISCONTINUED OPERATIONS ATTRIBUTABLE TO COMMON STOCKHOLDERS: BASIC	(2,502)	(6,878)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS: BASIC	2,397	(10,291)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON STOCKHOLDERS: DILUTED	4,900	(3,413)
NET LOSS FROM DISCONTINUED OPERATIONS ATTRIBUTABLE TO COMMON STOCKHOLDERS: DILUTED	(2,502)	(6,878)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS: DILUTED	2,398	(10,291)

Net income (loss) from continuing operations attributable to common stockholders per share - basic	$0.04	$(0.04)
Net loss from discontinued operations attributable to common stockholders per share - basic	$(0.02)	$(0.07)
Net income (loss) attributable to common stockholders per share - basic	$0.02	$(0.11)

Net income (loss) from continuing operations attributable to common stockholders per share - diluted	$0.04	$(0.04)
Net loss from discontinued operations attributable to common stockholders per share - diluted	$(0.02)	$(0.07)
Net income (loss) attributable to common stockholders per share - diluted	$0.02	$(0.11)

Weighted average shares outstanding: basic	119,150	92,243
Weighted average shares outstanding: diluted	119,253	92,243

Oncocyte Corporation

Reconciliation of Non-GAAP Financial Measure

Adjusted Loss from Operations

(Amounts in Thousands)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
	(unaudited)	(unaudited)	(unaudited)
GAAP income (loss) from operations - as reported	$2,872	$(44,664)	(9,895)
Stock-based compensation expense	834	2,619	2,010
Change in fair value of contingent consideration	(18,307)	(13,862)	(4,656)
Severance charge	14	1,640	-
Depreciation and amortization expense	472	1,278	1,216
Loss on disposal and held for sale assets	1,335	-	-
Impairment loss	4,950	44,550	-
Non-GAAP loss from operations, as adjusted	$(7,830)	$(8,439)	$(11,325)